Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Announces Second Quarter 2023 Financial Results

Exceeds Q2 Revenue and Earnings Estimates
ARR increases by 19%; Raises Full Year Guidance

BURLINGTON, Mass, June 29, 2023 (GlobeNewswire) — Progress (Nasdaq: PRGS), the trusted provider of infrastructure software, today announced financial results for its fiscal second quarter ended May 31, 2023.

Second Quarter 2023 Highlights1:

•Revenue of $178.3 million increased 20% year-over-year on both an actual and a constant currency basis.
•Non-GAAP revenue of $179.2 million increased 19% year-over-year on both an actual and a constant currency basis.
•Annualized Recurring Revenue (“ARR”) of $569.0 million increased 19% year-over-year on a constant currency basis.
•Operating margin was 13% and Non-GAAP operating margin was 38%.
•Diluted earnings per share was $0.27 compared to $0.66 in the same quarter last year, a decrease of 59%.
•Non-GAAP diluted earnings per share was $1.06 compared to $1.04 in the same quarter last year, an increase of 2%.

“Progress had another terrific quarter in Q2, and we are very pleased with our results,” said Yogesh Gupta, CEO at Progress. “Execution in the field remains strong, and consistent demand across nearly all products in all geographies again contributed to a solid beat in revenues and EPS. ARR and net retention remain on a positive trend, the MarkLogic integration is on course, and we continue to evaluate potential M&A targets.”

Additional financial highlights included:

	Three Months Ended
	GAAP			Non-GAAP[1]
(In thousands, except percentages and per share amounts)	May 31, 2023	May 31, 2022	% Change	May 31, 2023	May 31, 2022	% Change
Revenue	$178,251	$148,747	20%	$179,233	$150,879	19%
Income from operations	$23,027	$40,235	(43)%	$67,300	$61,298	10%
Operating margin	13%	27%	(1400) bps	38%	41%	(300) bps
Net income	$12,090	$29,110	(58)%	$46,937	$45,886	2%
Diluted earnings per share	$0.27	$0.66	(59)%	$1.06	$1.04	2%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$47,951	$68,260	(30)%	$48,040	$68,038	(29)%

Other fiscal second quarter 2023 metrics and recent results included:

•Cash, cash equivalents and short-term investments were $125.5 million at the end of the quarter.
•Days sales outstanding was 44 days compared to 39 days in the fiscal second quarter of 2022 and 42 days in the fiscal first quarter of 2023.
•On June 21, 2023, our Board of Directors declared a quarterly dividend of $0.175 per share of common stock which will be paid on September 15, 2023 to shareholders of record as of the close of business on September 1, 2023.

Anthony Folger, CFO, said: “We are very happy with our Q2 results, which again were driven by strong top line performance across virtually all products. Operating margins finished well ahead of our expectations – a reflection of solid execution from our sales teams as well as our integration and operations teams. ARR grew 19% in constant currency to over $569M, which is 3% on a pro-forma basis. At the same time, net retention rates remained steadily above 100% at 101% for the quarter. The balance sheet remains very strong, our net leverage continues to decline, and the MarkLogic integration has begun to achieve material milestones.”
1 See Important Information Regarding Non-GAAP Financial Information and a reconciliation of non-GAAP adjustments to Progress’ GAAP financial results at the end of this press release.

2023 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2023 and the fiscal third quarter ending August 31, 2023:

	Updated FY 2023 Guidance (June 29, 2023)		Prior FY 2023 Guidance (March 28, 2023)
(In millions, except percentages and per share amounts)	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
Revenue	$686 - $694	$690 - $698	$676 - $684	$680 - $688
Diluted earnings per share	$1.35 - $1.43	$4.16 - $4.24	$1.32 - $1.40	$4.09 - $4.17
Operating margin	15% - 16%	38% - 39%	15% - 16%	38% - 39%
Cash from operations (GAAP) / Adjusted free cash flow (Non-GAAP)	$173 - $183	$175 - $185	$173 - $183	$175 - $185
Effective tax rate	20% - 21%	20% - 21%	20% - 21%	20% - 21%

Q3 2023 Guidance
(In millions, except per share amounts)	GAAP	Non-GAAP[1]
Revenue	$171 - $175	$172 - $176
Diluted earnings per share	$0.27 - $0.31	$0.98 - $1.02

Based on current exchange rates, the expected positive currency translation impact on Progress' fiscal year 2023 business outlook compared to 2022 exchange rates on GAAP and non-GAAP revenue is approximately $1.3 million, and approximately $0.01 on GAAP and non-GAAP diluted earnings per share. The expected positive currency translation impact on Progress' fiscal Q3 2023 business outlook compared to 2022 exchange rates on GAAP and non-GAAP revenue is approximately $1.3 million, and approximately $0.01 on GAAP and non-GAAP diluted Q3 2023 earnings per share. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal second quarter of 2023 at 5:00 p.m. ET on Thursday, June 29, 2023. Participants must register for the conference call here: https://register.vevent.com/register/BIaa094c13ba6046d19c7d867c718dd6ee. The webcast can be accessed at: https://edge.media-server.com/mmc/p/7qzbqxtn. The conference call will include comments followed by questions and answers. Attendees must register for the webcast and an archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Important Information Regarding Non-GAAP Financial Information

Progress furnishes certain non-GAAP supplemental information to our financial results. We use such non-GAAP financial measures to evaluate our period-over-period operating performance because our management team believes that by excluding the effects of certain GAAP-related items that in their opinion do not reflect the ordinary earnings of our operations, such information helps to illustrate underlying trends in our business and provides us with a more comparable measure of our continuing business, as well as greater understanding of the results from the primary operations of our business. Management also uses such non-GAAP financial measures to establish budgets and operational goals, evaluate performance, and allocate resources. In addition, the compensation of our executives and non-executive employees is based in part on the performance of our business as evaluated by such non-GAAP financial measures. We believe these non-GAAP financial measures enhance investors’ overall understanding of our current financial performance and our prospects for the future by: (i) providing more transparency for certain financial measures, (ii) presenting disclosure that helps investors understand how we plan and measure the performance of our business, (iii) affords a view of our operating results that may be more easily compared to our peer companies, and (iv) enables investors to consider our operating results on both a GAAP and non-GAAP basis (including following the integration period of our prior and proposed acquisitions). However, this non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States (“GAAP”) and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information may have a material impact on Progress’ financial results. A reconciliation of non-GAAP adjustments to Progress' GAAP financial results is included in the tables at the end of this press release.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•Acquisition-related revenue - We include acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue that would have been recognized prior to our adoption of Accounting Standards Update No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers (“ASU 2021-08”) during the fourth quarter of fiscal year 2021. The acquisition-related revenue in our results relates to Chef Software, Inc. and Ipswitch, Inc., which we acquired on October 5, 2020 and April 30, 2019, respectively. Since GAAP accounting required the elimination of this revenue prior to the adoption of ASU 2021-08, GAAP results alone do not fully capture all of our economic activities. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Upon our adoption of ASU 2021-08, this adjustment is no longer applicable to subsequent acquisitions. The remaining adjustment is related to our acquisition of Chef and is expected to continue through the end of fiscal year 2023.
•Amortization of acquired intangibles - We exclude amortization of acquired intangibles because those expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired. Adjustments include preliminary estimates relating to the valuation of intangible assets from MarkLogic Corporation (“MarkLogic”), which we acquired on February 7, 2023. The final amounts will not be available until the Company's internal procedures and reviews are completed.
•Stock-based compensation - We exclude stock-based compensation to be consistent with the way management and, in our view, the overall financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include these charges in operating plans.
•Restructuring expenses - In all periods presented, we exclude restructuring expenses incurred because those expenses distort trends and are not part of our core operating results. Adjustments include preliminary estimates relating to restructuring expenses from MarkLogic. The final amounts will not be available until the Company's internal procedures and reviews are completed.
•Acquisition-related expenses - We exclude acquisition-related expenses in order to provide a more meaningful comparison of the financial results to our historical operations and forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.
•Gain on sale of assets held for sale - We exclude the gain associated with the sale of our Bedford, Massachusetts headquarters during fiscal year 2022. We don’t believe such gains are part of our core operating results because they are inconsistent in amount and frequency and therefore may distort operating trends.
•Cyber incident and vulnerability response expenses, net
◦Cyber incident - We exclude certain expenses resulting from the detection of irregular activity on certain portions of our corporate network, as more thoroughly described in the Form 8-K that we filed on December 19, 2022.
◦MOVEit Vulnerability - We exclude certain expenses resulting from the zero-day MOVEit vulnerability, as more thoroughly described in the Form 8-K that we filed on June 5, 2023.
Expenses include costs to investigate and remediate these cyber related matters, as well as legal and other professional services related thereto. Expenses related to such cyber matters are provided net of expected insurance recoveries, although the timing of recognizing insurance recoveries may differ from the timing of recognizing the associated expenses. Costs associated with the enhancement of our cybersecurity program are not included within this adjustment. We expect to continue to incur legal and other professional services expenses in future periods. Expenses related to such cyber matters are expected to result in operating expenses that would not have otherwise been incurred in the normal course of business operations. We believe that excluding these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Provision for income taxes - We adjust our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above.
•Constant currency - Revenue from our international operations has historically represented a substantial portion of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates. As exchange rates are an important factor in understanding period-to-period comparisons, we present revenue growth rates on a constant currency basis, which helps improve the understanding of our revenue results and our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
•Annual Recurring Revenue ("ARR") - We provide an ARR performance metric to help investors better understand and assess the performance of our business because our mix of revenue generated from recurring sources has increased in recent years. ARR represents the annualized contract value for all active and contractually binding term-based contracts at the end of a reporting period. ARR includes maintenance, software upgrade rights, public cloud and on-premises subscription-based transactions and managed services. ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with, or to replace, either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.
•Net Retention Rate - We calculate net retention rate as of a period end by starting with the ARR from the cohort of all customers as of 12 months prior to such period end ("Prior Period ARR"). We then calculate the ARR from these same customers as of the current period end ("Current Period ARR"). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months but excludes ARR from new customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at the net retention rate. Net retention rate is not calculated in accordance with GAAP.

We also provide guidance on adjusted free cash flow, which is equal to cash flows from operating activities less purchases of property and equipment, plus restructuring payments.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook (including the integration of MarkLogic) and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation: (i) economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price; (ii) our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses; (iii) we may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts; (iv) if the security measures for our software, services, other offerings or our internal information technology infrastructure are compromised or subject to a successful cyber-attack, or if our software offerings contain significant coding or configuration errors or zero-day vulnerabilities, we may experience reputational harm, legal claims and financial exposure; and (v) risks related to the disruption associated with the ongoing integration of MarkLogic. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2022. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Dedicated to propelling business forward in a technology-driven world, Progress (Nasdaq: PRGS) helps businesses drive faster cycles of innovation, fuel momentum and accelerate their path to success. As the trusted provider of the best products to develop, deploy and manage high-impact applications, Progress enables customers to develop the applications and experiences they need, deploy where and how they want and manage it all safely and securely. Hundreds of thousands of enterprises, including 1,700 software companies and 3.5 million developers, depend on Progress to achieve their goals—with confidence. Learn more at www.progress.com.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Michael Micciche	Erica McShane
Progress Software	Progress Software
+1 781 850 8450	+1 781 280 4000
Investor-Relations@progress.com	PR@progress.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	May 31, 2023	May 31, 2022	% Change	May 31, 2023	May 31, 2022	% Change
Revenue:
Software licenses	$56,407	$44,814	26%	$113,975	$87,564	30%
Maintenance and services	121,844	103,933	17%	228,502	206,105	11%
Total revenue	178,251	148,747	20%	342,477	293,669	17%
Costs of revenue:
Cost of software licenses	2,814	2,583	9%	5,266	5,192	1%
Cost of maintenance and services	22,970	15,801	45%	40,471	30,946	31%
Amortization of acquired intangibles	7,994	5,573	43%	14,258	11,031	29%
Total costs of revenue	33,778	23,957	41%	59,995	47,169	27%
Gross profit	144,473	124,790	16%	282,482	246,500	15%
Operating expenses:
Sales and marketing	40,147	32,704	23%	73,901	66,173	12%
Product development	34,820	28,643	22%	65,258	57,316	14%
General and administrative	21,469	19,207	12%	40,255	36,198	11%
Amortization of acquired intangibles	17,546	11,892	48%	31,157	23,614	32%
Cyber incident and vulnerability response expenses, net	1,483	—	*	4,175	—	*
Restructuring expenses	3,990	143	*	5,387	654	724%
Acquisition-related expenses	1,991	2,736	(27)%	3,734	3,648	2%
Gain on sale of assets held for sale	—	(10,770)	*	—	(10,770)	*
Total operating expenses	121,446	84,555	44%	223,867	176,833	27%
Income from operations	23,027	40,235	(43)%	58,615	69,667	(16)%
Other expense, net	(8,418)	(3,390)	148%	(14,082)	(6,870)	105%
Income before income taxes	14,609	36,845	(60)%	44,533	62,797	(29)%
Provision for income taxes	2,519	7,735	(67)%	8,769	13,233	(34)%
Net income	$12,090	$29,110	(58)%	$35,764	$49,564	(28)%

Earnings per share:
Basic	$0.28	$0.67	(58)%	$0.83	$1.13	(27)%
Diluted	$0.27	$0.66	(59)%	$0.81	$1.11	(27)%
Weighted average shares outstanding:
Basic	43,343	43,575	(1)%	43,321	43,778	(1)%
Diluted	44,470	44,253	—%	44,411	44,480	—%

Cash dividends declared per common share	$0.175	$0.175	—%	$0.350	$0.350	—%

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:
Cost of revenue	$729	$472	54%	$1,349	$883	53%
Sales and marketing	1,769	690	156%	3,264	2,092	56%
Product development	3,049	2,740	11%	6,047	4,962	22%
General and administrative	4,740	5,455	(13)%	9,379	9,534	(2)%
Total	$10,287	$9,357	10%	$20,039	$17,471	15%
*not meaningful

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	May 31, 2023	November 30, 2022
Assets
Current assets:
Cash and cash equivalents	$125,531	$256,277
Accounts receivable, net	87,183	97,834
Unbilled receivables	32,958	29,158
Other current assets	35,410	42,784
Total current assets	281,082	426,053
Property and equipment, net	14,655	14,927
Goodwill and intangible assets, net	1,230,459	888,392
Right-of-use lease assets	23,396	17,574
Long-term unbilled receivables	38,727	39,936
Other assets	13,566	24,597
Total assets	$1,601,885	$1,411,479
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$76,126	$76,629
Current portion of long-term debt, net	9,671	6,234
Short-term operating lease liabilities	10,090	7,471
Short-term deferred revenue, net	227,607	227,670
Total current liabilities	323,494	318,004
Long-term debt, net	422,666	259,220
Convertible senior notes, net	353,696	352,625
Long-term operating lease liabilities	17,654	15,041
Long-term deferred revenue, net	56,030	54,770
Other long-term liabilities	9,530	13,315
Shareholders’ equity:
Common stock and additional paid-in capital	347,537	332,083
Retained earnings	71,278	66,421
Total shareholders’ equity	418,815	398,504
Total liabilities and shareholders’ equity	$1,601,885	$1,411,479

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands)	May 31, 2023	May 31, 2022	May 31, 2023	May 31, 2022
Cash flows from operating activities:
Net income	$12,090	$29,110	$35,764	$49,564
Depreciation and amortization	27,398	19,379	49,540	38,597
Gain on sale of assets held for sale	—	(10,770)	—	(10,770)
Stock-based compensation	10,287	9,357	20,039	17,471
Other non-cash adjustments	(1,949)	1,673	(6,156)	6,115
Changes in operating assets and liabilities	125	19,511	(4,469)	11,376
Net cash flows from operating activities	47,951	68,260	94,718	112,353
Capital expenditures	(1,584)	(1,148)	(1,969)	(1,979)
Repurchases of common stock, net of issuances	(7,992)	(22,796)	(13,635)	(43,702)
Dividend payments to shareholders	(7,848)	(7,789)	(15,871)	(15,573)
Payments for acquisitions, net of cash acquired	(275)	—	(356,096)	—
Proceeds from the issuance of debt, net of payment of issuance costs	—	—	195,000	5,517
Principal payment on term loan and repayment of revolving line of credit	(26,718)	(1,716)	(28,437)	(3,435)
Other	(928)	17,780	(4,456)	15,359
Net change in cash, cash equivalents and short-term investments	2,606	52,591	(130,746)	68,540
Cash, cash equivalents and short-term investments, beginning of period	122,925	173,322	256,277	157,373
Cash, cash equivalents and short-term investments, end of period	$125,531	$225,913	$125,531	$225,913

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES1
(Unaudited)

	Three Months Ended		Six Months Ended
(In thousands, except per share data)	May 31, 2023	May 31, 2022	May 31, 2023	May 31, 2022
Adjusted revenue:
GAAP revenue	$178,251	$148,747	$342,477	$293,669
Acquisition-related revenue	982	2,132	2,367	4,715
Non-GAAP revenue	$179,233	$150,879	$344,844	$298,384

Adjusted income from operations:
GAAP income from operations	$23,027	$40,235	$58,615	$69,667
Amortization of acquired intangibles	25,540	17,465	45,415	34,645
Restructuring expenses and other	3,990	143	5,387	654
Stock-based compensation	10,287	9,357	20,039	17,471
Acquisition-related revenue and expenses	2,973	4,868	6,101	8,363
Cyber incident and vulnerability response expenses, net	1,483	—	4,175	—
Gain on sale of assets held for sale	—	(10,770)	—	(10,770)
Non-GAAP income from operations	$67,300	$61,298	$139,732	$120,030

Adjusted net income:
GAAP net income	$12,090	$29,110	$35,764	$49,564
Amortization of acquired intangibles	25,540	17,465	45,415	34,645
Restructuring expenses and other	3,990	143	5,387	654
Stock-based compensation	10,287	9,357	20,039	17,471
Acquisition-related revenue and expenses	2,973	4,868	6,101	8,363
Gain on sale of assets held for sale	—	(10,770)	—	(10,770)
Cyber incident and vulnerability response expenses, net	1,483	—	4,175	—
Provision for income taxes	(9,426)	(4,287)	(17,185)	(10,481)
Non-GAAP net income	$46,937	$45,886	$99,696	$89,446

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.27	$0.66	$0.81	$1.11
Amortization of acquired intangibles	0.57	0.39	1.02	0.78
Stock-based compensation	0.24	0.22	0.45	0.40
Restructuring expenses and other	0.09	—	0.12	0.01
Acquisition-related revenue and expenses	0.07	0.11	0.14	0.19
Gain on sale of assets held for sale	—	(0.24)	—	(0.24)
Cyber incident and vulnerability response expenses, net	0.03	—	0.09	—
Provision for income taxes	(0.21)	(0.10)	(0.39)	(0.24)
Non-GAAP diluted earnings per share	$1.06	$1.04	$2.24	$2.01

Non-GAAP weighted avg shares outstanding - diluted	44,470	44,253	44,411	44,480

OTHER NON-GAAP FINANCIAL MEASURES1
(Unaudited)

Adjusted Free Cash Flow
	Three Months Ended			Six Months Ended
(In thousands)	May 31, 2023	May 31, 2022	% Change	May 31, 2023	May 31, 2022	% Change
Cash flows from operations	$47,951	$68,260	(30)%	$94,718	$112,353	(16)%
Purchases of property and equipment	(1,584)	(1,148)	38%	(1,969)	(1,979)	(1)%
Free cash flow	46,367	67,112	(31)%	92,749	110,374	(16)%
Add back: restructuring payments	1,673	926	81%	2,162	2,345	(8)%
Adjusted free cash flow	$48,040	$68,038	(29)%	$94,911	$112,719	(16)%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2023 GUIDANCE1
(Unaudited)

Fiscal Year 2023 Updated Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2022	November 30, 2023
(In millions)		Low	% Change	High	% Change
GAAP revenue	$602.0	$686.3	14%	$694.3	15%
Acquisition-related adjustments - revenue	8.6	3.7	(57)%	3.7	(57)%
Non-GAAP revenue	$610.6	$690.0	13%	$698.0	14%

Fiscal Year 2023 Updated Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2023
(In millions)	Low	High
GAAP income from operations	$106.0	$110.7
GAAP operating margins	15%	16%
Acquisition-related revenue	3.7	3.7
Acquisition-related expense	4.9	4.9
Restructuring expense	6.3	6.3
Stock-based compensation	40.4	40.4
Amortization of acquired intangibles	96.6	96.6
Cyber incident and vulnerability response expenses, net	6.2	6.2
Total adjustments(2)	158.1	158.1
Non-GAAP income from operations	$264.1	$268.8
Non-GAAP operating margin	38%	39%
(2)Total adjustments include preliminary estimates relating to the valuation of intangible assets acquired from MarkLogic and restructuring expenses. The final amounts will not be available until the Company's internal procedures and reviews are completed.

Fiscal Year 2023 Updated Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2023
(In millions, except per share data)	Low	High
GAAP net income	$60.2	$63.9
Adjustments (from previous table)	158.1	158.1
Income tax adjustment(3)	(32.4)	(32.4)
Non-GAAP net income	$185.9	$189.6

GAAP diluted earnings per share	$1.35	$1.43
Non-GAAP diluted earnings per share	$4.16	$4.24

Diluted weighted average shares outstanding	44.7	44.7

[2] Tax adjustment is based on a non-GAAP effective tax rate of approximately 20% for Low and 21% for High, calculated as follows:
Non-GAAP income from operations	$264.1	$268.8
Other (expense) income	(30.3)	(30.3)
Non-GAAP income from continuing operations before income taxes	233.8	238.5
Non-GAAP net income	185.9	189.6
Tax provision	$47.9	$48.9
Non-GAAP tax rate	20%	21%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2023 GUIDANCE1
(Unaudited)

Fiscal Year 2023 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2023
(In millions)	Low	High
Cash flows from operations (GAAP)	$173	$183
Purchases of property and equipment	(5)	(5)
Add back: restructuring payments	7	7
Adjusted free cash flow (non-GAAP)	$175	$185

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q3 2023 GUIDANCE1
(Unaudited)

Q3 2023 Revenue Guidance
	Three Months Ended	Three Months Ending
	August 31, 2022	August 31, 2023
(In millions)		Low	% Change	High	% Change
GAAP revenue	$151.2	$171.2	13%	$175.2	16%
Acquisition-related adjustments - revenue	1.8	0.8	(56)%	0.8	(56)%
Non-GAAP revenue	$153.0	$172.0	12%	$176.0	15%

Q3 2023 Non-GAAP Earnings per Share Guidance
	Three Months Ending August 31, 2023
	Low	High
GAAP diluted earnings per share	$0.27	$0.31
Acquisition-related revenue	0.02	0.02
Acquisition-related expense	0.01	0.01
Restructure expense	0.01	0.01
Stock-based compensation	0.22	0.22
Amortization of acquired intangibles	0.57	0.57
Cyber incident and vulnerability response expenses, net	0.05	0.05
Total adjustments	0.88	0.88
Income tax adjustment	(0.17)	(0.17)
Non-GAAP diluted earnings per share	$0.98	$1.02